CREDIT SUISSE FIRST BOSTON	PAGE 1

AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder — Honda Auto Receivables 2004-1 Owner Trust
04/01/04 through 03/31/05

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance	$1,582,514,648.12
(B) Total Securities Balance	$1,582,514,648.12
(C) Class A-1 Notes
(i) Class A-1 Notes Balance	$347,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/B)	21.93%
(iii) Class A-1 Notes Rate	1.13875%
(iv) Class A-1 Notes Accrual Basis	Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance	$456,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/B)	28.81%
(iii) Class A-2 Notes Rate	1.680%
(iv) Class A-2 Notes Accrual Basis	30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance	$431,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)	27.24%
(iii) Class A-3 Notes Rate	2.400%
(iv) Class A-3 Notes Accrual Basis	30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance	$301,000,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)	19.02%
(iii) Class A-4 Notes Rate	3.060%
(iv) Class A-4 Notes Accrual Basis	30/360
(G) Certificates
(i) Certificates Balance	$47,514,648.12
(ii) Certificates Percentage (G(i)/B)	3.00%
(iii) Certificates Rate	3.060%
(iv) Certificates Accrual Basis	30/360
(H) Servicing Fee Rate	1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)	3.87%
(ii) Weighted Average Original Maturity (WAOM)	58.45	months
(iii) Weighted Average Remaining Maturity (WAM)	51.27	months
(iv) Number of Receivables	102,798
(J) Reserve Fund
(i) Reserve Account Initial Deposit Percentage	0.50%
(ii) Reserve Account Initial Deposit	$7,912,573.24
(iii) Specified Reserve Account Percentage	0.75%
(iv) Specified Reserve Account Balance	$11,868,859.86

(K) Yield Supplement Account Deposit	$17,047,156.12

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance	$1,582,514,648.12
(B) Total Securities Balance	$1,582,514,648.12
(C) Cumulative Note and Certificate Pool Factor	1.0000000
(D) Class A-1 Notes
(i) Class A-1 Notes Balance	$347,000,000.00
(ii) Class A-1 Notes Pool Factor	1.0000000
(iii) Class A-1 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall	$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance	$456,000,000.00
(ii) Class A-2 Notes Pool Factor	1.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall	$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance	$431,000,000.00
(ii) Class A-3 Notes Pool Factor	1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall	$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance	$301,000,000.00
(ii) Class A-4 Notes Pool Factor	1.0000000

(iii) Class A-4 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall	$0.00
(H) Certificates
(i) Certificates Balance	$47,514,648.12
(ii) Certificates Pool Factor	1.0000000
(iii) Certificates Interest Carryover Shortfall	$0.00
(iv) Certificates Principal Carryover Shortfall	$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall	$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account	$7,912,573.24
(ii) Yield Supplement Account	$17,047,156.12
(iii) Payahead Account	$0.00
(iv) Advances Outstanding	$0.00
(K) Portfolio Summary as of End of Prior Year
(i) Weighted Average Coupon (WAC)	3.87%
(ii) Weighted Average Remaining Maturity (WAM)	51.27	months
(iii) Number of Receivables	102,798
(L) Note and Certificate Percentages
(i) Note Percentage	100.00%
(ii) Certificate Percentage	0.00%

CREDIT SUISSE FIRST BOSTON	PAGE 2

AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder — Honda Auto Receivables 2004-1 Owner Trust
04/01/04 through 03/31/05

III. INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections	$0.00
(ii) Prepayments in Full	$0.00
(iii) Prepayments in Full due to Repurchases	$0.00
(B) Precomputed Contracts Total Collections	$0.00
(C) Precomputed Interest Receivables Interest (B-A((i)+(ii)+(iii)))	$0.00
(D) Simple Interest Receivables Principal
(i) Principal Collections	$357,119,154.30
(ii) Prepayments in Full	$164,830,353.97
(iii) Repurchased Receivables Related to Principal	$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections	$50,980,732.93
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances	$0.00
(ii) Current Advance Amount	$0.00
(G) Interest Advance for simple Interest - Net	$317,259.70
(H) Payahead Account
(i) Payments Applied	$0.00
(ii) Additional Payaheads	$0.00
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)	3.77%
(ii) Weighted Average Remaining Maturity (WAM)	39.89 months
(iii) Remaining Number of Receivables	86,456

(J) Delinquent Receivables	# Units		Dollar Amount
(i) 30-59 Days Delinquent	2,110	2.44%	$25,982,036.87	2.47%
(ii) 60-89 Days Delinquent	326	0.38%	$3,986,547.43	0.38%
(ii) 90 Days or More Delinquent	28	0.03%	$411,523.41	0.04%
(K) Vehicles Repossessed During Collection Period	59	0.07%	$857,469.69	0.08%
(L) Total Accumulated Repossessed Vehicles in Inventory	82	0.09%	$1,211,461.20	0.12%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income	$0.00
(B) Reserve Account Investment Income	$166,025.32
(C) Yield Supplement Account Investment Income	$184,200.61
(D) Trust Fees Expense	$6,000.00
(E) Aggregate Net Losses for Collection Period	$3,943,999.61
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables	$8,294,261.65
(ii) Liquidation Proceeds	$3,523,990.28
(ii) Recoveries from Prior Month Charge Offs	$826,271.76
(G) Days in Accrual Period	366
(H) Deal age	12
COLLECTIONS
V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C+E(i)+G)	$51,297,992.63
VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))	$521,949,508.27
(B) Liquidation Proceeds (IV(H(i)))	$3,523,990.28
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))	$0.00
(D) Recoveries from Prior Charge Offs (IV(H(ii)))	$826,271.76
(E) Total Principal Collections (A+B+C+D)	526,299,770.31
VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(C)+VI(E))	577,597,762.94
VIII. YIELD SUPPLEMENT DEPOSIT	$7,973,741.23
IX. TOTAL AVAILABLE AMOUNT (VII+VIII)	585,571,504.17
DISTRIBUTIONS
X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))	$13,375,870.20
(ii) Servicing Fee Paid	13,375,870.20
(iii) Servicing Fee Shortfall	$0.00

(B) Reserve Account Investment Income (IV(B))	166,025.32
(C) Yield Supplement Account Investment Income (IV(C))	184,200.61
(D) Trust Fees Expense (IV(D))	6,000.00
XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due	$1,487,623.54
(b) Class A-1 Notes Interest Paid	1,487,623.54
(c) Class A-1 Notes Interest Shortfall	$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due	$7,274,224.21
(b) Class A-2 Notes Interest Paid	7,274,224.21
(c) Class A-2 Notes Interest Shortfall	$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due	$10,372,733.33
(b) Class A-3 Notes Interest Paid	10,372,733.33
(c) Class A-3 Notes Interest Shortfall	$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due	$9,236,185.00
(b) Class A-4 Notes Interest Paid	9,236,185.00
(c) Class A-4 Notes Interest Shortfall	$0.00

CREDIT SUISSE FIRST BOSTON	PAGE 3

AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder — Honda Auto Receivables 2004-1 Owner Trust
04/01/04 through 03/31/05

(v) Total Note Interest
(a) Total Note Interest Due	$28,370,766.08
(b) Total Note Interest Paid	28,370,766.08
(c) Total Note Interest Shortfall	$0.00
(d) Reserve Fund Withdrawn for Note Interest	$0.00
Amount available for distributions after Fees & Interest (VIII-(IX(A)(ii)-(D))-X(A)(v)(b))	543,818,867.89
(B) Principal
(i) Noteholders' Principal Distribution Amounts	$523,590,122.01
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due	347,000,000.00
(b) Class A-1 Notes Principal Paid	347,000,000.00
(c) Class A-1 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due	$176,590,122.01
(b) Class A-2 Notes Principal Paid	176,590,122.01
(c) Class A-2 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due	$0.00
(b) Class A-3 Notes Principal Paid	0.00
(c) Class A-3 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due	$0.00
(b) Class A-4 Notes Principal Paid	0.00
(c) Class A-4 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due	$523,590,122.01
(b) Total Notes Principal Paid	523,590,122.01
(c) Total Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account	$20,228,745.88
Amount deposited into reserve account	3,956,286.62
Excess Amount Released from Reserve Account	0.00
Excess funds available to Certificateholders	16,272,459.26
XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificate Monthly Interest Due	$1,433,445.65
(ii) Certificate Interest Shortfall Beginning Balance	$371,883.82
(iii) Total Certificate Interest Due	$1,805,329.47
(iv) Certificate Interest Paid	1,433,445.65
(v) Certificate Interest Shortfall Ending Balance	$0.00
(B) Principal
(i) Certificate Monthly Principal Due	$6,653,647.91
(ii) Certificate Principal Shortfall Beginning Balance	$0.00
(iii) Total Certificate Principal Due	$6,653,647.91
(iv) Certificate Principal Paid	6,653,647.91
(v) Certificate Principal Shortfall Ending Balance	$0.00
(C) Release to Seller	$8,185,365.70
DISTRIBUTIONS SUMMARY
(A) Total Collections	$585,571,504.17
(B) Service Fee	$13,375,870.20
(C) Trustee Fees	6,000.00
(D) Class A1 Amount	$348,487,623.54
(E) Class A2 Amount	$183,864,346.22
(F) Class A3 Amount	$10,372,733.33
(G) Class A4 Amount	$9,236,185.00

(H) Amount Deposited into Reserve Account	$3,956,286.62
(I) Certificateholders	$8,087,093.56
(J) Release to seller	$8,185,365.70
(K) Total amount distributed	$585,571,504.17
(L) Amount of Draw from Reserve Account	0.00
(M) Excess Amount Released from Reserve Account	0.00

PORTFOLIO AND SECURITY SUMMARY
	Beginning of Period	End of Period
XIV. POOL BALANCES AND PORTFOLIO INFORMATION
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes	$1,535,000,000.00	$1,011,409,877.99
(ii) Note Pool Factor	1.0000000	0.6588989
(iii) Class A-1 Notes Balance	347,000,000.00	0.00
(iv) Class A-1 Notes Pool Factor	1.0000000	0.0000000
(v) Class A-2 Notes Balance	456,000,000.00	279,409,877.99
(vi) Class A-2 Notes Pool Factor	1.0000000	0.6127410
(vii) Class A-3 Notes Balance	431,000,000.00	431,000,000.00
(viii) Class A-3 Notes Pool Factor	1.0000000	1.0000000
(ix) Class A-4 Notes Balance	301,000,000.00	301,000,000.00
(x) Class A-4 Notes Pool Factor	1.0000000	1.0000000
(xi) Certificates Balance	47,514,648.12	40,861,000.21
(xii) Certificates Pool Factor	1.0000000	0.8599664
(xiii) Total Principal Balance of Notes and Certificates	1,582,514,648.12	1,052,270,878.20
(B) Portfolio Information
(i) Weighted Average Coupon (WAC)	3.87%	3.77%
(ii) Weighted Average Remaining Maturity (WAM)	51.27 months	39.89 months
(iii) Remaining Number of Receivables	102,798	86,456
(iv) Portfolio Receivable Balance	$1,582,514,648.12	$1,052,270,878.20
(C) Outstanding Advance Amount	$0.00	$317,259.70
(D) Outstanding Payahead Balance	$0.00	$0.00

CREDIT SUISSE FIRST BOSTON	PAGE 4

AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder — Honda Auto Receivables 2004-1 Owner Trust
04/01/04 through 03/31/05

SUMMARY OF ACCOUNTS
XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance	$7,912,573.24
(B) Draws	0.00
(i) Draw for Servicing Fee	0.00
(ii) Draw for Interest	0.00
(iii) Draw for Realized Losses	0.00
(C) Excess Interest Deposited into the Reserve Account	3,956,286.62
(D) Reserve Account Balance Prior to Release	11,868,859.86
(E) Reserve Account Required Amount	11,868,859.86
(F) Final Reserve Account Required Amount	11,868,859.86
(G) Excess Reserve Account Amount	0.00
(H) Ending Reserve Account Balance	11,868,859.86
XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance	17,047,156.12
(B) Investment Earnings	184,200.61
(C) Investment Earnings Withdraw	184,200.61
(D) Additional Yield Supplement Amounts	0.00
(E) Yield Supplement Deposit Amount	7,973,741.23
(F) Release of Yield Deposit Account Balance to Seller	0.00
(G) Ending Yield Supplement Account Balance	9,073,414.89
XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds	$3,523,990.28
(ii) Recoveries on Previously Liquidated Contracts	826,271.76
(B) Aggregate Net Losses for Collection Period	3,943,999.61
(C) Net Loss Rate for Collection Period (annualized)	0.30%
(D) Cumulative Net Losses for all Periods	3,943,999.61

(J) Delinquent Receivables	# Units		Dollar Amount
(i) 30-59 Days Delinquent	2,110	2.44%	$25,982,036.87	2.47%
(ii) 60-89 Days Delinquent	326	0.38%	$3,986,547.43	0.38%
(ii) 90 Days or More Delinquent	28	0.03%	$411,523.41	0.04%

XVIII. REPOSSESSION ACTIVITY	# Units		Dollar Amount
(A) Vehicles Repossessed During Collection Period	59	0.07%	$857,469.69	0.08%
(B) Total Accumulated Repossessed Vehicles in Inventory	82	0.09%	$1,211,461.20	0.12%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period	0.33%
(ii) Preceding Collection Period	0.38%
(iii) Current Collection Period	0.28%
(iv) Three Month Average (Avg(i,ii,iii))	0.33%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period	0.79%
(ii) Preceding Collection Period	0.56%
(iii) Current Collection Period	0.50%
(iv) Three Month Average (Avg(i,ii,iii))	0.62%

(C) Loss and Delinquency Trigger Indicator	Trigger was not hit.

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By: /s/ John Weisickle
Mr. John Weisickle
Vice President